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                                                                     EXHIBIT 4.1


                                                    Robert L. White & Associates
988 Ohio Pike, Suite 2
Cincinnati, Ohio 45245
Phone (513) 943-1040
Fax (513) 943-7760


April 25, 2001





VIA FAX
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen,

I have read the disclosure in Item 4 of the Form 8-K/A dated April 25, 2001. I agree with the disclosure.

Sincerely,



/s/ Robert L. White


Robert L. White